EXHIBIT 32

                  Certification of Chief Executive Officer and
            Chief Financial Officer Pursuant to Rule 13a-14(b) Under
             the Securities Exchange Act of 1934 and Section 1350 of
                Chapter 63 of Title 18 of the United States Code

Each of the undersigned, W. Thomas Jagodinski and Kenneth M. Avery, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) Delta and Pine Land Company (the "Company") fully complies with the requirements of Section 13(a) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Signature                     Title                             Date

/s/ W. Thomas Jagodinski  President, Chief Executive Officer     April 10, 2006
------------------------  and Director
W. Thomas Jagodinski      (Principal Executive Officer)

/s/ Kenneth M. Avery      Vice President - Finance,              April 10, 2006
--------------------      Treasurer and Assistant Secretary
Kenneth M. Avery          (Principal Financial and
                          Accounting Officer)